CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Principal Protected Trust:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Principal Protected Main Street Fund, a series of the Oppenheimer Principal Protected Trust, on Form N-14 of our report dated October 20, 2009, appearing in the Combined Prospectus and Proxy Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                                                        /s/ KPMG LLP

                                                        ----------------------

                                                        KPMG LLP

Denver, Colorado

June 24, 2010